EXHIBIT 10.33

                      SECOND AMENDMENT TO LOAN ARRANGEMENT



This Second Amendment to Loan Arrangement ("AMENDMENT") is between Portland Brewing Company, an Oregon corporation ("BORROWER") and MacTarnahan Limited Partnership, an Oregon limited partnership ("LENDER").

                                    RECITALS

     A. Borrower and Lender are parties to a Promissory Note, as amended (the "EXISTING NOTE"), and an Agreement Concerning Loans and Security Interests, each dated November 1, 2001;

     B. Borrower has requested that certain amendments be made to the Existing Note; and

     C. Lender is willing to make certain amendments to the Existing Note on the terms and conditions provided in this Amendment.

                                    AGREEMENT

     1.  AMENDMENTS TO EXISTING NOTE.

              Effective as of this Amendment, the Existing Note is amended in accordance with the terms of this Section 1; except as so amended, the Existing Note and the Agreement Concerning Loans and Security Interests will continue to remain in all respects in full force and effect.

         1.1 Section 1 is amended to read: "PAYMENT. Borrower promises to pay to the order of Lender the principal amount of $1,770,000.00, together with interest on the unpaid principal amount from the date of this Note, as follows:"

         1.2 The dollar figure printed in the upper left-hand corner of the Existing Note is amended to read "$1,770,000.00"

     2. FURTHER ASSURANCES. The parties will sign other documents and take other actions reasonably necessary to further effect and evidence this Agreement.

     3. GOVERNING LAW. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle of any jurisdiction.

     4. VENUE. Any action or proceeding arising out of this Agreement will be litigated in courts located in Multnomah County, Oregon. Each party consents and submits to the jurisdiction of any local, state, or federal court located in Multnomah County, Oregon.

     5. ATTORNEY'S FEES. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing

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         party's reasonable attorney's fees, costs, and expenses incurred at arbitration, at trial, on appeal, and on petition for review, as determined by the arbitrator or court.

     6. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties regarding the subject matter of this Agreement and supersedes all prior and contemporaneous negotiations and agreements, whether written or oral, between the parties with respect to the subject matter of this Agreement.

     7. SIGNATURES. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.



           Dated effective:  October 1, 2002


                                MacTarnahan Limited Partnership, by
                                Harmer Mill & Logging Supply Co., its General Partner


                                /s/ ROBERT M. MACTARNAHAN
                                -------------------------
                                By:  Robert M. MacTarnahan
                                Its:  President



                                PORTLAND BREWING COMPANY


                                /s/ JEROME CHICVARA
                                -------------------
                                By:  Jerome Chicvara
                                Its:  Chief Executive Officer


















2 - SECOND AMENDMENT TO LOAN ARRANGEMENT